SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                Amendment No. 2


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): December 15, 1995


                              CORE INDUSTRIES INC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                        1-5024               38-1052434
----------------------------       ----------------      -------------------
(State or other jurisdiction       (Commission file         IRS Employer
     of incorporation)                  Number           Identification No.)


P. O. Box 2000, Bloomfield Hills, Michigan                     48304
------------------------------------------                   ----------
 (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code:  (810) 642-3400
                                                     ---------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 15, 1995, Core Industries Inc (the "Registrant") acquired CMB Industries ("CMB") in a merger transaction. CMB, a privately held producer of specialty valves, has annual revenues of approximately $30 million. CMB stock was acquired by the Registrant in the merger. The capital investment was a combination of debt assumptions and notes payable issued totaling $13,550,000 and 857,283 shares of the Registrant's common stock, which stock had a closing price of $13.50 per share on December 14, 1995.

         Subsequent to the transaction there were 10,684,464 shares of the Registrant's common stock issued and outstanding.

         A copy of the press release dated December 15, 1995 issued by the Registrant relating to the closing of the sale is attached as Exhibit 99 hereto and is incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

                  The audited balance sheets of CMB Industries as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years then ended are filed with this report ........................................................Page F-4

                  The unaudited statements of income and cash flows of CMB Industries for the nine months ended September 30, 1995 and
         1994..........................................................Page F-17

(b)      Pro Forma Financial Information

                  The following unaudited pro forma condensed consolidated financial statements are filed with this report:

                  Pro Forma Condensed Consolidated Balance
                    Sheet as of December 1, 1995........................Page F-1

                  Pro Forma Condensed Consolidated Statements
                    of Earnings:
                           Year ended August 31, 1995...................Page F-2
                           First Quarter ended December 1, 1995.........Page F-3

         The Pro Forma Condensed Consolidated Balance Sheet as of December 1, 1995, and the Pro Forma Condensed Consolidated Statements of Earnings for the year ended August 31, 1995, and the three months ended December 1, 1995 assume the merger took place on September 1, 1994. The pro forma information is based on historical financial statements of the Registrant and CMB, giving effect to the transactions and adjustments in the accompanying notes to the pro forma financial statements.

         The unaudited pro forma condensed financial statements have been prepared by Registrant based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The results of operations have not been adjusted for the benefits from synergies of the combined operations related to marketing and product efforts, purchasing advantages and other combined benefits. The results of CMB Industries during the periods shown reflect unusual costs in new product development and introduction. Also, the concentration of most of CMB's sales from its "Poly-jet" product line (10-15% of total sales) into several different months within a year may distort the overall results of CMB for any particular cutoff period.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Registrant.

(c)      Exhibits

        *2.1 Agreement and Plan of Merger between Core Industries Inc and CMB Industries

         99       Press release dated December 15, 1995.

                  *The Registrant  will supply the Commission  upon request with copies of any schedules to Exhibits which are not included herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CORE INDUSTRIES INC

                                             By:  /s/ MARK J. MACGUIDWIN
                                                  --------------------------
                                                  Mark J. MacGuidwin
                                                  V.P.-Finance and CFO

Dated: May 6, 1997

             Core Industries Inc and Subsidiaries and CMB Industries
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                                December 1, 1995
                                                 As Reported
                                             ----------------------
                                                 Core
                                           Industries
                                              Inc and        CMB        Pro Forma     Pro Forma
                                         Subsidiaries    Industries   Adjustments  Consolidated
                                             --------      --------      --------      --------
                                                               (000s omitted)
               ASSETS
Current Assets:
Cash and cash equivalents                    $    537     ($   262)           --       $    275
Accounts receivable                            43,941        5,165            --         49,106
Inventories                                    41,913        7,936            --         49,849
Prepaid expenses                                  504           32            --            536
Deferred taxes on income                        5,487           --            --          5,487
Net assets held for disposition                16,780           --            --         16,780
                                             --------      --------      --------      --------
   TOTAL CURRENT ASSETS                      $109,162      $ 12,871           --       $122,033
                                             --------      --------      --------      --------

Property, plant and equipment                $ 55,709      $  9,041           --       $ 64,750
Less accumulated depreciation                  33,371         6,331           --         39,702
                                             --------      --------      --------      --------
   Total Property, Plant and Equipment       $ 22,338      $  2,710           --       $ 25,048
                                             --------      --------      --------      --------

Goodwill                                     $  6,701           --        $15,199(b)   $ 21,900
Other assets                                    8,583      $    122           --          8,705
                                             --------      --------      --------      --------
   Total Other Assets                        $ 15,284      $    122      $ 15,199      $ 30,605
                                             --------      --------      --------      --------
                                             $146,784      $ 15,703      $ 15,199      $177,686
                                             ========      ========      ========      ========
        LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Notes payable                               $   1,487      $  8,650        $6,474(a)  $  16,611
Accounts payable                                8,468         3,090           --         11,558
Accrued payroll and other expenses              9,556           664           --         10,220
Dividends payable                                 590           --            --            590
Taxes on income                                 1,966           --            --          1,966
Long-term debt due with one year                4,610           --            --          4,610
                                            ---------     ---------     ---------     ---------
   TOTAL CURRENT LIABILITIES                $  26,677     $  12,404     $   6,474     $  45,555
                                            ---------     ---------     ---------     ---------

Long-term debt, less current portion           32,499           --            --         32,499
Deferred taxes on income                        1,810           --            --          1,810
Accrued employee benefits                       2,962           --            451(d)      3,413

Stockholders's Equity:
   Common stock                             $  11,237     $   4,085     ($  4,085)    $  11,237
   Additional paid-in capital                   1,001           --          7,501(c)      8,502
   Retained earnings                           76,320          (786)          786        76,320
   Cumulative translation adjustments             976           --            --            976
   Treasury stock                              (6,698)          --          4,072(c)     (2,626)
                                            ---------     ---------     ---------     ---------
   TOTAL STOCKHOLDERS' EQUITY               $  82,836     $   3,299     $   8,274     $  94,409
                                            ---------     ---------     ---------     ---------
                                            $ 146,784     $  15,703     $  15,199     $ 177,686
                                            =========     =========     =========     =========

(a) Additional debt required in connection with acquisition.
(b) The excess of cost over the estimated fair value of CMB's assets and liabilities.
(c) Reflects the issuance of 857,000 shares of common stock from treasury.
(d) Projected benefit obligation respect to CMB's pension plan.

             Core Industries Inc and Subsidiaries and CMB Industries
       Pro Forma Condensed Consolidated Statement of Earnings (Unaudited)
                           Year Ended August 31, 1995
                                                  As Reported
                                           -------------------------
                                                Core
                                          Industries
                                             Inc and          CMB         Pro Forma       Pro Forma
                                        Subsidiaries       Industries    Adjustments    Consolidated
                                           ---------       ---------       ---------       ---------
                                                    (000s omitted, except per-share data)
Net Sales                                  $ 187,897       $  26,987             --        $ 214,884

Cost of Sales                              $ 121,088       $  17,469             --        $ 138,557
Depreciation & Amortization                    4,364           1,013             380 (b)       5,757
Selling, General and
       Administration Expenses                43,126           7,710             --           50,836
Interest Expense                               3,355             812             212 (a)       4,379
Other Expense (Income)                          (929)            (93)            --           (1,022)
                                           ---------       ---------       ---------       ---------
                                           $ 171,004       $  26,911       $     592       $ 198,507
                                           ---------       ---------       ---------       ---------

Earnings Before Income Taxes               $  16,893       $      76       ($    592)      $  16,377

Taxes on Income                                6,200               1             (50)(c)       6,151
                                           ---------       ---------       ---------       ---------

Net Earnings                               $  10,693       $      75       ($    542)      $  10,226
                                           =========       =========       =========       =========


Earnings Per Share                         $    1.09             --              --        $    0.96
                                           =========       =========       =========       =========

Average Shares Outstanding                     9,809             --              857 (c)      10,666
                                           =========       =========       =========       =========

(a) Interest expense on $15 million on Registrant's estimated short term rate of 6.9% - less CMB's actual interest (CMB's rate approximated 8%).
(b) Amortization over 40 years of cost in excess of net assets acquired.
(c) Decrease in income tax provisions associated with (a) above. (No tax benefit for amortization in (b) above). Also provide tax on CMB earnings at Registrant's rate (CMB was "S" Corporation).
(d) To reflect shares issued in connection with acquisition as if transaction had been completed at beginning of period.

             Core Industries Inc and Subsidiaries and CMB Industries
       Pro Forma Condensed Consolidated Statement of Earnings (Unaudited)
                       Three Months Ended December 1, 1995
                                                   As Reported
                                           -------------------------
                                                Core
                                          Industries
                                             Inc and         CMB           Pro Forma       Pro Forma
                                        Subsidiaries      Industries     Adjustments    Consolidated
                                           ---------       ---------       ---------       ---------
                                                    (000s omitted, except per-share data)
Net Sales                                  $  46,437       $   6,898             --        $  53,335

Cost of Sales                              $  29,999       $   4,300             --        $  34,299
Depreciation & Amortization                    1,210             255             152 (b)       1,617
Selling, General and
       Administration Expenses                10,760           1,897             --           12,657
Interest Expense                                 805             187              55 (a)       1,047
Other Expense (Income)                          (127)              8             --             (119)
                                           ---------       ---------       ---------       ---------
                                           $  42,647       $   6,647       $     207       $  49,501
                                           ---------       ---------       ---------       ---------


Earnings Before Income Taxes               $   3,790       $     251      ($     207)      $   3,834

Taxes on Income                                1,380               0              71 (c)       1,451
                                           ---------       ---------       ---------       ---------

Net Earnings                               $   2,410       $     251      ($     278)      $   2,383
                                           =========       =========       =========       =========

Earnings Per Share                         $    0.25             --              --        $    0.22
                                           =========       =========       =========       =========

Average Shares Outstanding                     9,827             --              857 (c)      10,684
                                           =========       =========       =========       =========

(a) Interest expense on $15 million on Registrant's estimated short term rate of 6.45% - less CMB's actual interest (CMB's rate ranged from 7 1/2% to 8%).
(b) Amortization over 40 years of cost in excess of net assets acquired.
(c) Decrease in income tax provisions associated with (a) above. (No tax benefit for amortization in (b)). Also provide tax on CMB earnings at Registrant's rate (CMB was "S" Corporation).
(d) To reflect shares issued in connection with acquisition as if transaction had been completed at beginning of period.

                                 CMB INDUSTRIES
                              FINANCIAL STATEMENTS

                           December 31, 1994 and 1993



                               TABLE OF CONTENTS


Report of Independent  Auditors................................................1

Financial Statements

    Balance Sheets.............................................................2

    Statements of Income.......................................................3

    Statements of Stockholders' Equity.........................................4

    Statements of Cash Flows.................................................5-6

    Notes to Financial Statements...........................................7-12

REPORT OF INDEPENDENT AUDITORS
TO THE BOARD OF DIRECTORS
CMB INDUSTRIES

We have audited the accompanying balance sheets of CMB Industries as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMB Industries as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in note 10 to the financial statements, the Company changed its method of accounting for income taxes in the year ending December 31, 1993.


/s/ NOEL CLEVENGER & COMPANY
- ----------------------------
Noel Clevenger & Company
1001 North Demaree
Visalia, CA 93291


March 16, 1995

CMB INDUSTRIES
BALANCE SHEETS
December 31, 1994 and 1993
                                                                             1994            1993
                                                                     ------------    ------------
ASSETS                                                                       --              --
Current Assets
    Cash and Short-Term Investments                                  $    432,630    $    294,162
    Accounts Receivable, less allowance for doubtful accounts of
        $88,460 in 1994 and $70,595 in 1993                             4,084,935       2,773,413
    Receivable from Affiliated Entities                                      --            74,526
    Notes Receivable from Stockholders (Note 3)                           700,000            --
    Notes Receivable (Note 3)                                              50,000            --
    Inventory (Note 2)                                                  8,360,766       8,561,161
    Prepaid Expenses                                                       29,895          94,448
    Deferred Taxes (Note 10)                                                7,826          23,115
                                                                     ------------    ------------
           Total Current Assets                                        13,666,052      11,820,825

Property, Plant and Equipment, Net (Note 4)                             5,811,881       6,224,613
Product Process Improvement Costs (Note 5)                              1,145,372       1,069,858
Patents, Net of Accumulated Amortization of $2,490,700 in 1994
    and $2,478,700 in 1993                                                 97,726          13,187
Other                                                                      31,706           4,464
                                                                     ------------    ------------
                                                                     $ 20,752,737    $ 19,132,947
                                                                     ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Accounts Payable                                                 $  2,476,799    $  2,583,961
    Accrued Liabilities                                                 1,064,506       1,269,551
    Current Portion of Capital Lease Obligations (Note 8)                 198,323         175,212
    Note Payable (Note 7)                                               4,073,952       2,700,000
    Current Maturities of Long-Term Debt (Note 7)                         170,000
                                                                     ------------    ------------
           Total Current Liabilities                                    7,983,580       6,728,724

Long-Term Debt, Less Current Maturities (Note 7)                        1,530,000            --
Notes Payable to Stockholders (Note 6)                                  3,107,089       5,107,089
Obligations under Capital Leases (Note 8)                                 185,110         383,434
Deferred Taxes (Note 10)                                                   12,332           2,787

Stockholders' Equity
    Common Stock, no par value; 10,000 shares authorized, 6,650
        shares issued and outstanding in 1994 and 1993                  4,085,000       4,085,000
    Retained Earnings                                                   4,164,860       3,057,860
    Excess of Additional Pension Liability Over Unrecognized Prior
        Service Cost (Note 9)                                            (315,234)       (231,947)
                                                                     ------------    ------------
           Total Stockholders' Equity                                   7,934,626       6,910,913
                                                                     ------------    ------------
                                                                     $ 20,752,737    $ 19,132,947
                                                                     ============    ============

See accompanying notes.

CMB INDUSTRIES
STATEMENTS OF INCOME
For The Years Ended December 31, 1994 and 1993
                                                                          1994           1993
                                                                  ------------   ------------

Revenues
    Sales                                                         $ 29,161,481   $ 23,588,761
    Other Income                                                        19,046         17,706
                                                                  ------------   ------------
        Total Revenues                                              29,180,527     23,606,467

Costs and Expenses
    Cost of Goods Sold                                              19,879,479     16,659,799
    Selling                                                          5,444,959      4,807,866
    General and Administrative                                       2,000,272      1,805,229
    Interest                                                           723,183        494,104
    Litigation Settlement (Note 11)                                       --          425,000
                                                                  ------------   ------------
       Total Costs and Expenses                                     28,047,893     24,191,998
                                                                  ------------   ------------

    Income (Loss) Before Provision for State Income Taxes and
        Cumulative Effect of a Change in Accounting Principle        1,132,634       (585,531)

        Provision for State Income Taxes                                25,634          5,972
                                                                  ------------   ------------

    Income (Loss) Before Cumulative Effect of a Change in
        Accounting Principle                                         1,107,000       (591,503)

    Cumulative Effect on Prior Years of Adopting a Required New
        Method of Accounting for Income Taxes - FASB 109
        (Note 10)                                                         --           30,047
                                                                  ------------   ------------

        Net Income (Loss)                                         $  1,107,000   $   (561,456)
                                                                  ============   ============

See accompanying notes.

CMB INDUSTRIES
STATEMENTS OF STOCKHOLDERS' EQUITY
For The Years Ended December 31, 1994 and 1993
                                           Common        Retained
                                           Stock         Earnings        Other          Total
                                        -----------   -----------    -----------    -----------
Balance at December 31, 1992            $ 4,085,000   $ 3,695,606    $  (239,356)   $ 7,541,250

    Net Income                                 --        (561,456)          --         (561,456)

Dividends Paid From
    Undistributed Retained Earnings            --         (76,290)          --          (76,290)

Reduction in Excess Pension
    Liability Over Unrecognized Prior
    Service Cost (Note 9)                      --            --            7,409          7,409
                                        -----------   -----------    -----------    -----------
Balance at December 31, 1993              4,085,000     3,057,860       (231,947)     6,910,913

    Net Income                                 --       1,107,000           --        1,107,000

Increase in Excess Pension
    Liability Over Unrecognized Prior
    Service Cost (Note 9)                      --            --          (83,287)       (83,287)
                                        -----------   -----------    -----------    -----------
Balance at December 31, 1994            $ 4,085,000   $ 4,164,860    $  (315,234)   $ 7,934,626
                                        ===========   ===========    ===========    ===========

See accompanying notes.


CMB INDUSTRIES
STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 1994 and 1993
                                                                            1994           1993
                                                                     -----------    -----------

Cash Flows from Operating Activities
    Net Income (Loss)                                                $ 1,107,000    $  (561,456)
    Adjustments to Reconcile Net Income to Net
        Cash Provided by Operating Activities
           Depreciation and Amortization                               1,049,465        939,495
           Provision for Losses on Accounts Receivable                    70,000         74,210
           Gain on Sale of Property, Plant and Equipment                 (10,552)        (8,876)
           Change in Assets and Liabilities
               Decrease (Increase) in Receivables                     (1,306,996)       107,800
               Decrease (Increase) in Inventories                        200,395     (1,921,997)
               Decrease in Prepaid Expenses                               64,553        125,403
               Increase in Other Assets                                  (27,242)        (1,893)
               Decrease (Increase) in Deferred Tax Asset                  24,834        (24,875)
               Increase in Patents                                       (96,493)        (2,749)
               (Decrease) Increase in Accounts Payable                  (107,162)     1,015,041
               (Decrease) Increase in Accrued Liabilities               (205,045)       561,457
               Decrease (Increase) in Excess of Additional Pension
                Liability Over Unrecognized Prior Service Cost           (83,287)         7,409
                                                                     -----------    -----------
                Net Cash Provided by Operating Activities                679,470        308,969

Cash Flows from Investing Activities
    Proceeds from Sale of Property, Plant and Equipment                   11,979          8,876
    Disbursements on Notes Receivable                                   (750,000)          --
    Purchases of Property, Plant and Equipment                          (701,720)      (907,972)
                                                                     -----------    -----------
               Net Cash Used in Investing Activities                  (1,439,741)      (899,096)

Cash Flows from Financing Activities
    Proceeds from Debt Borrowings                                      4,629,486      1,050,000
    Payments on Notes Payable to Shareholders                         (2,250,000)          --
    Proceeds from Borrowing Under Notes Payable to
        Shareholders                                                     250,000           --
    Principal Payments on Debt                                        (1,555,534)      (200,000)
    Principal Payments on Capital Lease Obligations                     (175,213)      (154,795)
    Dividends Paid to Stockholders                                          --          (76,290)
                                                                     -----------    -----------
               Net Cash Provided by Financing Activities                 898,739        618,915

Net Increase in Cash and Cash Equivalents                                138,468         28,788

Beginning of Year-Cash and Cash Equivalents                              294,162        265,374
                                                                     -----------    -----------
End of Year-Cash and Cash Equivalents                                $   432,630    $   294,162
                                                                     ===========    ===========

See accompanying notes.

CMB INDUSTRIES
STATEMENTS OF CASH FLOWS  (Continued)
For The Years Ended December 31, 1994 and 1993

                                                               1994         1993
                                                           --------     --------
Supplemental Disclosures

Cash Paid During the Year For:
    Interest (Net of $80,842 Capitalized in 1993)          $654,386     $425,454
    Income Taxes                                           $   --       $    800

See accompanying notes.

CMB INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 1994 and 1993

1. Organization and Summary of Significant Accounting Policies

Organization and Operations
     CMB Industries (the Company), a closely-held California corporation, manufactures and distributes commercial valves and backflow prevention devices through its Febco division.

Cash and Cash Equivalents
     For the purposes of reporting cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at acquisition to be cash equivalents.

Inventory
     Inventory is stated at the lower of cost (first-in, first-out method) or market. Manufacturing overhead is applied to inventory based on the material cost of inventory.

Property, Plant and Equipment
     Property, plant and equipment are carried at cost net of accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets; generally 5 to 25 years for buildings and improvements; 10 to 12 years for machinery, equipment and casting patterns; and 5 to 10 years for furniture, fixtures and vehicles.

     All maintenance and repair expenses are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

Patents
     Patents are stated at cost and are amortized using the straight-line method over the remaining lives of the patents, ranging from five to fourteen years.

2. Inventory

Inventory is comprised of the following at December 31:

                                                       1994                 1993
                                                 ----------           ----------

Raw Materials                                    $4,211,866           $4,146,537
Work in Progress                                     35,029            1,166,617
Finished Goods                                    4,113,871            3,248,007
                                                 ----------           ----------
                                                 $8,360,766           $8,561,161
                                                 ==========           ==========

CMB INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 1994 and 1993

3. Notes Receivable

During 1994, the Company loaned $50,000 to an outside product representative in the form of five notes receivable of $10,000 each bearing interest at 7.5%. The notes mature on various dates in 1995.

The Company made cash advances to shareholders aggregating $700,000 during 1994. Such advances are due upon demand and are non-interest bearing.

4. Property, Plant and Equipment

Property, plant and equipment is comprised of the following at December 31:

                                                             1994           1993
                                                       -----------   -----------

Land                                                   $   777,981   $   777,981
Buildings and Improvements                               3,707,557     3,704,675
Machinery and Equipment                                  6,370,875     6,518,295
Casting Patterns                                         1,393,463       837,889
Furniture and Fixtures                                     779,817       778,357
Vehicles                                                      --          13,575
                                                       -----------   -----------
                                                        13,029,693    12,630,772
Less:  Accumulated Depreciation and Amortization         7,217,812     6,406,159
                                                       -----------   -----------
                                                       $ 5,811,881   $ 6,224,613
                                                       ===========   ===========

5. Product Process Improvement Costs

Product Process Improvement Costs include costs associated with getting newly developed Febco product ready for large volume production and the costs of testing and obtaining certification by various agencies with authority in regional markets throughout the United States. The Company has began producing and selling new product in the "Large Device" line in certain regions of the United States and therefore costs associated with the large device line are being amortized over a five year period. Amortization expense for the new product line was $154,135 and $112,989 in 1994 and 1993, respectively.

6. Notes Payable to Stockholders

The notes payable to stockholders at December 31, 1994 and 1993 are unsecured and due on demand. However, as noted in the June 1994 bank credit agreement more fully described in Note 7, amounts payable to certain stockholders, up to an aggregate of $3,000,000, are subordinated in right of repayment to all obligations of the Company to the Bank. Accordingly, the obligations are classified as long-term for purposes of these financial statements. Interest under the notes is payable at 1/4% above the Wells Fargo Bank reference rate (7.930% at December 31, 1994). Interest expense related to such notes aggregated $315,586 and $330,099 in 1994 and 1993, respectively. Unpaid interest to stockholders amounted to $114,576 and $60,181 at December 31, 1994 and 1993.

CMB INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 1994 and 1993

7. Debt

In July 1994, the Company entered into a newly amended credit agreement with Wells Fargo Bank to replace the credit facilities previously in place. The amended credit agreement provides for a $5,000,000 revolving line of credit. The revolving line of credit is available through June 15, 1995.

Borrowings under the line of credit aggregated $4,073,952 at December 31, 1994 with interest payable monthly at 1/4% above the Bank's prime rate. Amounts outstanding under the Line are due June 15, 1995 and are secured by the Company's accounts receivable and inventory. The agreement contains various covenants including maintenance of certain financial ratios, restrictions on the amount of dividends and on new obligations which may be incurred. As of December 31, 1994, all covenants were complied with or waived.

Additionally, the Company has a term loan payable to Wells Fargo Bank for $1,700,000, with an additional $300,000 loan commitment available. The loan bears interest at 3/8% above the prime rate, and is payable in sixty equal principal payments including monthly interest, until completely repaid at the maturity date, June 15, 2000. The payments will begin July 15, 1995. The loan is secured by accounts receivable, inventory and equipment.

The note payable at December 31, 1993 represents the amount outstanding under the then $3,500,000 line of credit with Wells Fargo Bank.

Maturities of Long-Term Debt as of December 31, 1994 are as follows:

      1995                                                           $  170,000
      1996                                                              340,000
      1997                                                              340,000
      1998                                                              340,000
      1999 and Thereafter                                               510,000
                                                                     ----------
                                                                     $1,700,000
                                                                     ==========

8. Capital Lease Obligations

The Company leases two machining centers under capital lease arrangements. Future minimum payments by year, and in aggregate, under such capital leases consist of the following at December 31, 1994:

      1995                                                           $  235,008
      1996                                                              195,840
                                                                     ----------
      Total Minimum Lease Payments                                      430,848
      Amount Representing Interest                                      (47,415)
                                                                     ----------
      Net Present Value of Minimum Lease Payments                       383,433
      Less:  Current Maturities                                         198,323
                                                                     ----------
                                                                     $  185,110
                                                                     ==========

CMB INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 1994 and 1993

8. Capital Lease Obligations (Continued)

The cost and accumulated epreciation of assets obtained under capital lease transactions were as follows at December 31:

                                                            1994            1993
                                                        --------        --------
Cost                                                    $880,346        $880,346
Less:  Accumulated  Depreciation                         398,250         272,487
                                                        --------        --------
                                                        $482,096        $607,859
                                                        ========        ========

The Company has the option to purchase the machining centers for stated amounts at anytime throughout the term of the lease. In addition, the lessor has a put option which would require the Company to exercise the purchase option at the end of the lease for approximately $80,000.

9.  Pension and Profit-Sharing Plans

The Company has a defined benefit pension plan covering substantially all of its employees. Benefits are based on years of service and compensation levels of the employees. The Company's funding policy is to contribute the minimum annual contributions required by applicable regulations.

The Plan's funded status and amounts recognized in the Company's financial statements as of December 31 are as follows:

                                                            1994           1993
                                                     -----------    -----------
Actuarial Present Value of  Benefit  Obligations:
   Accumulated Benefit Obligation, Including
      Vested Benefits of Approximately
      $1,052,900 and $980,700 in 1994 and
      1993, Respectively                             $(1,096,104)   $(1,045,641)
                                                     ===========    ===========

Projected Benefit Obligation for Services
    Rendered to Date                                 $(1,569,230)   $(1,452,910)
Plan Assets at Fair Value                                947,524        913,861
                                                     -----------    -----------

Projected Benefit Obligation In Excess of
    Plan Assets                                         (621,706)      (539,049)
Unrecognized Net Loss From Past Experience
    Different From That Assumed and Effects
       of Changes in Assumptions                         838,248        706,485
Unrecognized Prior Service Cost                            5,998          6,855
Unrecognized Net Asset Being Recognized
    Over 14 years                                        (49,889)       (67,270)
Adjustment Required to Recognize Minimum Liability      (321,231)      (238,801)
                                                     -----------    -----------
        Accrued Pension Liability                    $  (148,580)   $  (131,780)
                                                     ===========    ===========

CMB INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 1994 and 1993

9. Pension and Profit-Sharing Plans (Continued)
                                                              1994         1993
Net Pension Cost Includes the Following Components:      ---------    ---------
  Service Cost - Benefits Earned During the Period       $ 172,800    $ 172,533
  Interest Cost on Projected Benefit Obligation            108,124      109,805
  Actual Return on Plan Assets                              49,862      (10,275)
  Net Amortization and Deferral                           (110,164)     (17,296)
                                                         ---------    ---------
Net Pension Cost                                         $ 220,622    $ 254,767
                                                         =========    =========

The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8% and 5%, respectively, in 1994 and 1993. The expected long-term rate of return on assets was 8% and 8.5% in 1994 and 1993. Plan assets are invested primarily in a money fund which invests in short-term money market instruments.

The Company has a profit-sharing plan covering substantially all employees. Company contributions are determined annually by the Board of Directors. There were no contributions to the plan in 1994 or 1993.

10.  Income Taxes

The Company files its federal and state income tax returns as an "S" corporation. As such, income taxes on the Company's earnings are generally the responsibility of the individual stockholders rather than the Company. For state income tax purposes, the Company pays a tax of 1.5% on its taxable income in 1994 and 2.5% in 1993.

The Company has approximately $2,400,000 of net operating loss carry forwards available at December 31, 1994, which can be used to offset future taxable income for franchise tax purposes, subject to certain limitations. Such carry forwards expire through 2007. At January 1, 1993, generally accepted accounting principles required the Company to adopt FASB No.109 - Accounting for Income Taxes. This pronouncement requires deferred income taxes be measured utilizing a balance sheet approach as opposed to the income statement approach required by APB No.11.

The cumulative effect on the prior year as a result of this change was to increase income by $30,047. The following balances are the major components contained in the balance sheet:

                                                         1994              1993
                                                     --------          --------
Deferred Tax Assets                                  $ 29,833          $ 47,893
Deferred Tax Liabilities                              (34,339)          (27,565)
                                                     --------          --------
    Net Deferred Tax
        Assets (Liabilities)                         $ (4,506)         $ 20,328
                                                     ========          ========

Included in Deferred Tax Assets is an allowance to reduce deferred tax assets by $18,000 and $20,220 in 1994 and 1993. This allowance is the result of reserving fifty percent of the Company's total net operating loss carry forwards of $2,400,000 and $2,680,000 in 1994 and 1993.

CMB INDUSTRIES
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 1994 and 1993

10.  Income Taxes (Continued)

Deferred income taxes are provided with respect to differences in the timing of recognition of certain income and expense items for financial statement and taxable income reporting purposes. Such differences relate primarily to the method of accounting for contingency losses, inventory obsolescence reserves, inventory overhead allocations, special tooling costs and pension expenses.

The provision for state income taxes for the years ended December 31, 1994 and 1993 consists of the following:

                                                        1994                1993
                                                     -------             -------
Current                                              $   800             $   800
Deferred                                              24,834               5,172
                                                     -------             -------
Total Provision                                      $25,634             $ 5,972
                                                     =======             =======

Additionally, as a result of an enacted change in the franchise tax rate from 2.5% to 1.5% for taxable years beginning in 1994, total net deferred tax benefits were reduced by $9,612 in 1993.

11.  Commitments, Contingency and Concentrations of Credit Risk

Commitments
     Effective January 1, 1992, the Company entered an agreement to pay one of its key employees 300,000 over a ten year period ending December 31, 2001. The annual payments of $30,000 become due and payable each year the employee remains employed by the Company.

Contingency
     In 1993, the Company was a defendant in a lawsuit alleging breach of contract, fraud and breach of expressed and implied warranties in connection with the 1991 sale by the Company of its Bailey Division. In 1994, the Company and the plaintiff reached a settlement in the amount of $425,000, which was recognized as an expense in the accompanying 1993 financial statements.

Concentrations of Credit Risk
     The Company manufactures and sells commercial valves and backflow prevention devices to distributors located primarily throughout the United States for use in the installation of waterworks, irrigation, plumbing, and fire sprinkler systems. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. At December 31, 1994, accounts receivable from customers concentrated in the irrigation and plumbing industries were approximately $1,623,730 and $1,122,060, respectively. Receivables generally are due within 45 days. Credit losses have been within management's expectations and comparable to losses for the portfolio as a whole.

12.  Related Party Transactions

During the years ended December 31, 1993, CMB paid legal expenses totaling approximately $41,500 on behalf of the shareholders corporate interests.

                                 CMB INDUSTRIES
                              STATEMENTS OF INCOME
               For The Nine Months ended September 30, 1995 & 1994
                                    UNAUDITED

                                                     1995          1994
                                                 -----------    -----------
     Sales                                       $21,839,368    $23,535,300

     Cost and expenses:
          Cost of Goods Sold                      14,893,634     15,477,331
          Selling                                  4,356,293      4,431,746
          General and Administrative               1,471,691      1,491,253
          Interest                                   612,198        525,286
                                                 -----------    -----------
               Total Costs and Expenses           21,333,816     21,925,616

     Income before State Income Taxes                505,552      1,609,684

          Provision for State Income Taxes             4,700         15,000
                                                 -----------    -----------

                    Net Income                   $   500,852    $ 1,594,684
                                                 ===========    ===========


See accompanying notes

                                      F-17

                                 CMB INDUSTRIES
                            STATEMENTS OF CASH FLOWS
               For The Nine Months ended September 30, 1995 & 1994
                                    UNAUDITED

                                                                1995           1994
                                                            -----------     -----------
     Cash Flows from Operating Activities:
          Net Income                                        $   500,852     $ 1,594,684
          Adjustments to Reconcile Net Income
               to Cash Provided by Operating Activities:
                    Depreciation and Amortization             1,028,936         779,855
                    Net Changes in:
                         Accounts Receivable                   (777,016)     (1,748,699)
                         Inventories                            494,501         477,763
                         Other Assets                           700,339         (82,316)
                         Accounts Payable                      (146,650)       (136,933)
                         Other Liabilities                      (51,222)       (361,140)
                                                            -----------     -----------

                         NET CASH PROVIDED BY
                           OPERATING ACTIVITIES             $ 1,749,740     $   523,214

     Cash Flows from Investing Activities:
          Purchases of Property, Plant and Equipment           (550,172)       (410,198)
          Other                                                  50,246          15,001
                                                            -----------     -----------

                         NET CASH USED IN
                           INVESTING ACTIVITIES             ($  499,926)    ($  395,197)

     Cash Flows from Financing Activities:
          Proceeds from Debt Borrowings                            --         1,022,908
          Principal Payments on Long-Term Debt                 (622,746)       (430,527)
          Dividend Payments to Stockholders                    (868,079)       (744,000)
                                                            -----------     -----------

                         NET CASH PROVIDED BY
                           FINANCING ACTIVITIES             ($1,490,825)    ($  151,619)

     Net Decrease in Cash and Cash Equivalents              ($  241,011)    ($   23,602)

     Beginning of Year - Cash and Cash Equivalents              432,630         294,162
                                                            -----------     -----------

     End of year - Cash and Cash Equivalents                $   191,619     $   270,560
                                                            ===========     ===========


See accompanying notes

                                 CMB INDUSTRIES
                          Notes to Financial Statements
               For The Nine Months ended September 30, 1995 & 1994
                                    UNAUDITED



Note  1.

     Reference is made to Company's audited financial statements for the year ended December 31, 1994 for a description of accounting policies and other detailed footnote information.

Note  2.

      CMB Industries is a closely-held California corporation. The Company filesd files its federal and state income returns as a "S" corporation. As such income taxes on the Company's earnings are generally the responsibility of the stockholders rather than the Company. For state income taxes the Company does pay a portion of the income taxes.

                                  EXHIBIT INDEX


Exhibit Number        Description

     2.1 Agreement and Plan of Merger between Core Industries Inc and CMB Industries

     99               Press release of the Registrant issued December 15, 1995.